SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

            Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No. _______ )

    Filed by the Registrant [X]
    Filed by a Party other than the Registrant [ ]

    Check the appropriate box:
    [ ] Preliminary Proxy Statement        [ ] Confidential For Use of
                                               the Commission Only (as
                                               Permitted by Rule 14a-6(e)(2)
    [X] Definitive Proxy Statement
    [ ] Definitive Additional Materials
    [ ] Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12

                          HEALTHY PLANET PRODUCTS, INC.
                  -----------------------------------------------
                  (Name of Registrant as Specified in Its Charter)

                  -----------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
    [X] No fee required.
    [ ] Fee computed on table below per Exchange Act
        Rules 14a-6(I)(1) and 0-11.
    (1) Title of each class of securities to which transaction applies:
-------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:
-------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
-------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:
-------------------------------------------------------------------------
    (5) Total Fee Paid:
-------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:
-------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:
-------------------------------------------------------------------------
    (3) Filing Party:
-------------------------------------------------------------------------
    (4) Date Filed:
--------------------------------------------------------------------------

                           HEALTHY PLANET PRODUCTS, INC.
                              1700 Corporate Circle
                            Petaluma, California 94954

                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held on November 14, 2000

To the Stockholders of
HEALTHY PLANET PRODUCTS, INC.

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of HEALTHY PLANET PRODUCTS, INC. (the "Company") will be held at the Company's offices located at 1700 Corporate Circle, Petaluma, California, 94954 on November 14, 2000 at 12:30 p.m., California time, for the following purposes:

     (1) To elect two (2) Class 2 Directors to serve for a term of three
        (3)years and until a successor has been duly elected and qualified;
         and

     (2) To transact such other business as may properly be brought before the meeting or any adjournment thereof.

      The close of business on October 6, 2000 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

      Enclosed are a Proxy Statement, a Proxy and a self-addressed envelope in which to return the Proxy. You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend, please complete, date and sign the accompanying Proxy and return it promptly in the enclosed envelope to assure that your shares are represented at the Annual Meeting. If you do attend, you may revoke any prior Proxy and vote your shares in person if you wish to do so. Any prior Proxy will automatically be revoked if you execute the accompanying Proxy or if you notify the Secretary of the Company, in writing, prior to the Annual Meeting of Stockholders.

                                       By Order of the Board of Directors

                                          /S/ Michael G. Zybala

                                          MICHAEL G. ZYBALA
                                          Secretary



Dated: October 12, 2000

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                        HEALTHY PLANET PRODUCTS, INC.
                           1700 Corporate Circle
                         Petaluma, California 94954

                                PROXY STATEMENT
                                      FOR
                       Annual Meeting of Stockholders
                      To Be Held on November 14, 2000

     This Proxy Statement and the accompanying form of Proxy have been mailed on or about October 12, 2000 to the holders of the Common Stock and Series D Preferred Stock of record on October 6, 2000 of HEALTHY PLANET PRODUCTS, INC., a Delaware corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Company's offices located at 1700 Corporate Circle, Petaluma, California, 94954 on November 14, 2000 and at any adjournment thereof.

               SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

     On October 6, 2000 (the "Record Date") there were 3,834,584 shares of Common Stock, par value $.01 per share, issued and outstanding and 31,335 shares of Series D Preferred Stock, par value $.10 per share, issued and outstanding. Only holders of Common Stock and Series D Preferred Stock of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting. Each share of Common Stock and Series D Preferred Stock entitles the holder thereof to one vote on each matter submitted to stockholders. The Common Stock and the Series D Preferred Stock vote together as a single class. Voting is on a non-cumulative basis. All votes shall be tabulated by the inspector of elections appointed for the Annual Meeting, who shall separately tabulate affirmative and negative votes, abstentions, and broker non-votes. The presence, in person or by proxy, of a majority of shares entitled to vote will constitute a quorum for the meeting. Votes withheld from director nominees and abstentions will be counted in determining whether a quorum has been reached. Broker-dealer non-votes are not counted for quorum purposes.

     Shares of the Company's Common Stock and Series D Preferred Stock represented by a properly executed Proxy in the accompanying form will, unless contrary instructions are specified in the Proxy, be voted FOR the election of the two (2) nominees identified on the Proxy for Class 2 Director to serve for a term of three (3) years. The Proxy also provides that the persons authorized thereunder may, in the absence of instructions to the contrary, vote or act in accordance with their judgment on any other matters properly presented for action at the Annual Meeting or any adjournment thereof.

     Any Proxy may be revoked at any time before it is voted. A stockholder may revoke the Proxy by notifying the Secretary of the Company either in writing prior to the Annual Meeting or in person at the Annual Meeting, by submitting a Proxy bearing a later date or by voting in person at the Annual Meeting. The affirmative vote of the holders of a plurality of the shares of Common Stock present or represented at the Annual Meeting is required for election of Directors, with the two persons receiving the highest vote totals to be elected as Directors of the Company. Accordingly, abstentions and broker non-votes will not affect the outcome of the election of Directors. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the number of shares present and entitled to vote with respect to any particular matter, but will not be counted as a vote in favor of such matter. Accordingly, an abstention from voting on a matter has the same legal effect as a vote against the matter (except with respect to election of Directors). Broker non-votes will not be considered as present and entitled to vote with respect to any matter so indicated on the proxy. Accordingly, a broker non-vote on a matter has no effect on the voting on such matter.

     The Company will bear the cost of the solicitation of Proxies by the Board of Directors. The Board of Directors may use the services of its executive Officers and certain Directors to solicit Proxies from stockholders in person and by mail, telegram and telephone. Arrangements may also be made with brokers, fiduciaries, custodians, and nominees to send Proxies, proxy statements and other material to the beneficial owners of the Common Stock and Series D Preferred Stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in so doing.

     The Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999, including financial statements, accompanies this Proxy Statement.

     The principal executive offices of the Company are located at 1700 Corporate Circle, Petaluma, California 94954; the Company's telephone number is (707) 778-2280.

Independent Public Accountants

     The Board of Directors of the Company has selected Moss Adams, Certified Public Accountants, as independent accountants of the Company for the fiscal year ending December 31, 2000. Stockholders are not being asked to approve such selection because such approval is not required. The audit services provided by Moss Adams consist of examination of financial statements, services relative to filings with the Securities and Exchange Commission, and consultation in regard to various accounting matters. Representatives of Moss Adams are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.


                    VOTING SECURITIES AND SECURITY OWNERSHIP
                  OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The securities entitled to vote at the meeting are the Company's Common Stock, $.01 par value, and the Company's Series D Preferred Stock, $.10 par value. There were 3,834,584 shares of Common Stock and 31,335 shares of Series D Preferred Stock outstanding on the Record Date. Each share of Common Stock entitles its holder to one vote on each matter submitted to stockholders. Each share of Series D Preferred Stock entitles its holder to one vote on each matter submitted to stockholders. The Common Stock and Series D Preferred Stock vote together as a single class. Voting of the shares of Common Stock and Series D Preferred Stock is on a non-cumulative basis.

     The following table sets forth certain information as of October 6, 2000 with respect to the ownership of Common Stock by (i) the persons (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), known by the Company to be the beneficial owner of more than five percent of any class of the Company's voting securities, (ii) each Director and each executive officer of the Company, and (iii) all Directors and executive Officers as a group. Except to the extent indicated in the footnotes to the following table, each of the individuals listed below possesses sole voting power with respect to the shares listed opposite such individual's name.

                                                Amount and Nature of
                                                Beneficial Ownership
                                                   And Percentage
                                           -------------------------------
         Name and Address of                   Number of
          Beneficial Owner                      Shares          Percentage
----------------------------------         ---------------      ----------

John V. Winfield                              2,205,145(1)        48.6%
820 Moraga Drive
Los Angeles, CA 90049

The InterGroup Corporation                    1,335,073(2)        31.7%
820 Moraga Drive
Los Angeles, CA 90049

Phyllis Jesselson                               273,107(3)         7.1%
450 Park Avenue
New York, NY 10022

Linda Jesselson                                 273,106(3)         7.1%
450 Park Avenue
New York, NY 10022

Grace & White, Inc.                             238,700(4)         6.2%
515 Madison Avenue
New York, NY 10022

Paul Bluhdorn                                   181,256(5)         4.7%
P.O. Box 7854
Burbank, CA 91510

Yvette Bluhdorn                                  71,738(6)         1.9%
P.O. Box 7854
Burbank, CA 91510

Mark S. Siegel                                   70,062(7)         1.8%
P.O. Box 7854
Burbank, CA 91510

Bruce A. Wilson                                  32,100(8)          *
1700 Corporate Circle
Petaluma, CA 94954

Daniel R. Coleman                                30,000(9)          *
8425 N.E. 20th
Bellevue, WA 98004

Michael G. Zybala                                20,000(10)         *
820 Moraga Drive
Los Angeles, CA 90049

William J. Nance                                 20,000(11)         *
ABC Entertainment Center
2040 Avenue of the Stars
Los Angeles, CA 90067

Gregory C. McPherson                                  -             -
820 Moraga Drive
Los Angeles, CA 90049

Donald L. Beckman                                     -             -
1700 Corporate Circle
Petaluma, CA 94954

M. Scott Foster                                       -             -
1700 Corporate Circle
Petaluma, CA 94954

Antonio H. Santiago                                   -             -
1700 Corporate Circle
Petaluma, CA 94954

All Directors and Executive Officers
   as a Group                                 2,307,245(12)       50.0%
-------------------------------------
* Less than one percent (1%)

(1) Based upon information contained in a Form 4 for December 1999 (the "Winfield Form 4"), on behalf of Mr. Winfield, The InterGroup Corporation and Santa Fe Financial Corporation, and corporate records of the Company. Includes (i) 540,100 shares of Common Stock and warrants to purchase 304,972 shares of Common Stock owned by Mr. Winfield; (ii) 871,800 shares of Common Stock and warrants to purchase 363,224 shares of Common Stock owned by The InterGroup Corporation and as to which Mr. Winfield has shared voting and dispositive power; (iii) 89,100 shares of Common Stock and warrants to purchase 10,949 shares of Common Stock owned by Santa Fe Financial Corporation and as to which Mr. Winfield has shared voting and dispositive power; and (iv) options to purchase 25,000 shares of Common Stock granted to Mr. Winfield pursuant to the Company's Non-Employee Director Plan. As of September 15, 2000, Mr. Winfield owned 50.1% of The InterGroup Corporation, per a Form 10-KSB The InterGroup Corporation dated September 25, 2000. As of September 15, 2000, The InterGroup Corporation controlled 54.3% of the voting shares of Santa Fe Financial Corporation. Mr. Winfield is the Chairman and CEO of both Santa Fe Financial Corporation and The InterGroup Corporation.

(2) Based upon information contained in the Winfield Form 4 and corporate records of the Company, amount includes (i) 871,800 shares of Common Stock and 363,224 warrants owned by The InterGroup Corporation and (ii) 89,100 shares of Common Stock and 10,949 warrants owned by Santa Fe Financial Corporation.

(3) Based upon information contained in an amendment to a Schedule 13G dated December 22, 1999 filed by Linda Jesselson, Phyllis Jesselson and certain other persons, all of whom disclaim that they are acting as a group. The number of shares set forth above does not include an additional 2,500 shares owned by the other reporting persons in such Schedule 13G.

(4) Based upon information contained in an amendment to a Schedule 13G dated February 9, 1999, filed on behalf of Grace & White Inc. ("Grace"). According to the amended Schedule 13G, Grace is a registered investment advisor with voting power and sole dispositive power over 12,900 and 238,700 shares, respectively.

(5) Based on information contained in an amendment to a Schedule 13D dated January 27, 1993 (the "Bluhdorn 13D"), filed on behalf of Paul Bluhdorn, Yvette Bluhdorn and Mark Siegel. It includes 31,250 shares of the Company's Common Stock owned by Mr. Bluhdorn, and 150,006 shares of Common Stock issued in February, 1998 upon conversion of 150,006 shares of Series D Preferred stock owned by Mr. Bluhdorn. It does not include shares of Common Stock owned by Ms. Bluhdorn or Mr. Siegel, as to which shares of Common Stock Mr. Bluhdorn disclaims beneficial ownership.

(6) Based on information contained in the Bluhdorn 13D and corporate records of the Company. Does not include shares of Common Stock owned by Mr. Bluhdorn and Mr. Siegel as to which shares of Common Stock Ms. Bluhdorn disclaims beneficial ownership.

(7) Based on information contained in the Bluhdorn 13D and corporate records of the Company.

(8) Includes 5,000 vested and presently exercisable options.

(9) Includes 30,000 vested and presently exercisable options.

(10) Includes 20,000 vested and presently exercisable options.

(11) Includes 20,000 vested and presently exercisable options.

(12)	Includes an aggregate of 779,145 shares subject to warrants and presently exercisable options.

Certain Reports

     No person who, during the fiscal year ended December 31, 1999, was a Director, officer or beneficial owner of more than ten percent of the Company's Common Stock (which is the only class of securities of the Company registered under Section 12 of the Exchange Act) (a "Reporting Person") failed to file, on a timely basis, reports required by Section 16 of the Exchange Act during the most recent fiscal year or prior years. The foregoing is based solely upon a review by the Company of Forms 3 and 4 during the most recent fiscal year as furnished to the Company under Rule 16a-3(d) under the Exchange Act, and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and any representation received by the Company from any reporting person that no Form 5 is required.

                     PROPOSAL I.  ELECTION OF DIRECTORS

General

     The Company's Certificate of Incorporation classifies the Board of Directors into three classes. The following table sets forth the persons who currently serve as Directors, the class of Directors in which they serve and the year in which their current term expires.

         Director                Class             Term Expires
         --------                -----             ------------
         Bruce A. Wilson           1                   2001
         William J. Nance          1                   2001

         Michael G. Zybala         2                   2000
         Daniel R. Coleman         2                   2000
         John V. Winfield          3                   2002


     Robert W. Sweitzer, Ph.D., served as a Class 3 Director until his resignation effective September 20, 2000. Mr. Sweitzer resigned as a director for personal reasons as opposed to any dispute with management or disagreement with the policies of the Board of Directors. A vacancy accordingly exists on the Board of Directors by reason on Mr. Sweitzer's resignation. The Company is undertaking to search for a suitable qualified candidate to fill the vacancy.

     The Board of Directors has nominated two (2) persons, Daniel R. Coleman and Michael G. Zybala, for election as Class 2 Directors to the Board of Directors for terms expiring at the Annual Meeting in the year 2003. Stockholders will be voting for two (2) Directors with terms of three (3) years. The affirmative vote of a plurality of the outstanding shares of Common Stock and Series D Preferred Shares entitled to vote thereon, voting together as a single class at the Annual Meeting, is required to elect the
Directors.   Accordingly, abstentions and broker non-votes will not affect the outcome of the election of Directors. Abstentions and broker non-votes will, however, be considered as votes represented at the Annual Meeting for quorum purposes. All proxies received by the Board of Directors will be voted for the election of Messrs. Coleman and Zybala as Class 2 Directors if no direction to the contrary is given. In the event that any nominee is unable to serve, the proxy solicited hereby may be voted, in the discretion of the proxies, for the election of another person in his stead. The Board of Directors knows of no reason to anticipate that this will occur. No family relationship exists between any nominee for election as a Director.

     Set forth below is certain biographical information regarding Messrs. Coleman and Zybala.

     Daniel R. Coleman, age 43, was first elected as a Director of the Company in August, 1996. In May, 2000 he joined Go2Net, Inc. as Vice President of Investor Relations. For the previous five years he was a member of Brookhaven Capital LLC, which managed three limited partnerships that invest in United States equity securities. He also serves as President of Clyde Hill Research, a consulting firm to investment managers.

     Michael G. Zybala, Esq., age 48, was elected as a Class 2 Director in June 1998. He also serves as the Company's Secretary. Since 1993, Mr. Zybala has been General Counsel for Santa Fe Financial Corporation ("Santa Fe") and Portsmouth Square, Inc. ("Portsmouth") He has also served as Vice President and Secretary of those entities since February 1998, and Treasurer thereof as of May, 2000. Mr. Zybala also serves as Vice President Operations and Assistant Secretary of The InterGroup Corporation ("InterGroup"), having been appointed to those positions in January 1999. Santa Fe, Portsmouth and InterGroup are all public companies.

     Set forth below is information regarding the Company's Directors whose terms do not expire at the Annual Meeting and Executive Officers.

     Bruce A. Wilson, age 49, joined the Company in 1987, and served in various capacities including President and Chief Executive and Chief Financial Officer within the company from 1988 through 1999. Mr. Wilson has served continuously as a Director since January, 1988. Mr. Wilson has, since his resignation as an officer and employee of the Company on December 31, 1999, been acting as an independent business consultant.

     William J. Nance, age 56, was elected as a Class 1 Director in August, 1998. Mr. Nance is Founder and has been, for the past five years, President of Century Plaza Printers, Inc. He is a certified public accountant and private consultant. Mr. Nance is also Treasurer and Director of InterGroup and a Director of Santa Fe and Portsmouth, each of which is a public company.


    John V. Winfield, age 53, elected Chairman of the Board on August 5, 1998, was first elected a Class 2 Director in September, 1997 in connection with a private transaction in which he and a company with which he is affiliated purchased an aggregate of 300,000 shares of the Company's Common Stock and 300,000 Common Stock Purchase Warrants for an aggregate of $975,000. In connection with this transaction, the Company has agreed to use its best efforts to cause Mr. Winfield to be elected as a Director through the year 2000. Mr. Winfield is the Chairman of the Board, President and Chief Executive Officer of InterGroup, having first been appointed as such in 1987. InterGroup is a public company traded on The Nasdaq Stock Market, Inc. Mr. Winfield also presently serves as Chairman and Chief Executive Officer of Santa Fe, Portsmouth Square, Inc., and Chairman of Etz Lavud Ltd., all public companies.

     Class 1 Directors will serve for a term expiring at the 2001 Annual Meeting of Stockholders and Class 3 Directors will serve for a term expiring at the 2002 Annual Meeting of Stockholders and in each case, until their successors are duly elected and qualified. At each subsequent Annual Meeting of Stockholders, one class of Directors will be elected for a term of three
(3) years and until their successors are duly elected and qualified.

     Gregory C. McPherson was appointed as Interim President of the Company effective March 23, 2000. Mr. McPherson is Executive Vice President of InterGroup, where he has been employed since 1993. Prior to joining InterGroup, Mr. McPherson was a private financial and strategic advisor, served as Vice President in the Investment Banking and Corporate Finance Department of Kemper Securities Group, Inc., was with Prudential Bache Capital Funding in their Mergers and Acquisitions and Financial Restructuring Group and was a manager at the public accounting firm of PricewaterhouseCoopers LLP. Mr. McPherson received an M.B.A. from the Harvard Business School and is a Certified Public Accountant.

    Donald L. Beckman joined the Company in January, 2000 as its Vice President of Marketing. Mr. Beckman was formerly employed as Vice President of Marketing for Plusmark, a subsidiary of American Greetings Company, for the past 10 years.

     M. Scott Foster joined the Company in 1993 and serves as Vice President of Sales. Mr. Foster was formerly employed by Russ Berrie and Company from June, 1980 to April, 1993, where he served in various positions in sales management, the most recent of which was Regional Vice President of Sales, in which capacity Mr. Foster served from January, 1990 through April, 1993.

     Antonio H. Santiago joined the Company in 1988 and has served in various financial capacities since that date. He was appointed as the Company's Vice President of Finance in August, 2000.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEES FOR CLASS 2 DIRECTOR.

Board Meetings, Committees and Compensation

     During the fiscal year ended December 31, 1999, two (2) meetings of the Board of Directors were held and action was taken on three (3) occasions by unanimous written consent of the Board of Directors in lieu of meeting. Each Director of the Company participated in every action taken by unanimous consent in lieu of a meeting during the year. Each incumbent Director of the Company attended at least 75% of all meetings of the Board and any committee on which such Director served which were held during the year. The Compensation Committee currently consists of Messrs. Nance and Winfield. Mr. Sweitzer served on the Compensation Committee until his resignation effective September 20, 2000. The Executive Committee currently consists of Messrs. Winfield, Wilson and Nance.

The Audit Committee is currently comprised of Messrs. Nance
(Chairperson) and Coleman, each of whom are independent directors (as independence is defined in Section 121(A) of the AMEX's listing standards). Mr. Sweitzer served on the Audit Committee until his resignation effective September 20, 2000. For the fiscal year ended December 31, 1999, the principal functions of the Audit Committee included the review of (a) the records and affairs of Healthy Planet to determine its financial condition,
(b) Healthy Planet's internal controls, accounting systems and policies, (c) the qualifications of Healthy Planet's independent auditors and the scope, fees and results of the annual independent audits of Healthy Planet by its independent auditors, (d) non-audit services provided by Healthy Planet's independent auditors, and (e) transactions between Healthy Planet and its directors, officers, or significant shareholders. During the fiscal year ended December 31, 1999, the Audit Committee held one (1) meeting. Healthy Planet's Board of Directors adopted a written charter for the Audit Committee on March 28, 2000, a copy of which is attached as appendix A to Healthy Planet's proxy statement.


AUDIT COMMITTEE REPORT

     During the fiscal year ended December 31, 1999, the primary responsibility for overseeing Healthy Planet's financial statements and the inclusion of such financial statements in the filing of Healthy Planet's Form 10-KSB was held by the Audit Committee.

     During the fiscal year ended December 31, 1999, the Audit Committee: (i) reviewed and discussed Healthy Planet's audited financial statements with Healthy Planet's management; (ii) discussed with Healthy Planet's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented; and (iii) received the written disclosures and the letter from Healthy Planet's independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and discussed with such independent accountant the independent accountant's independence.

     In performing its oversight function, the Audit Committee relied upon advice and information received in its discussions with Healthy Planet's management and independent auditors. Based in part on the review and discussions with management and Healthy Planet's independent auditors referred to above, the Audit Committee recommended to Healthy Planet's Board of Directors that the audited financial statements be included in Healthy Planet's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999 for filing with the Commission.

                          THE AUDIT COMMITTEE:
                      WILLIAM J. NANCE, CHAIRPERSON
                           DANIEL R. COLEMAN
                           ROBERT W. SWEITZER

     During the fiscal year ended December 31, 1999, no matters were brought before the Compensation Committee and such Committee did not hold any meetings. During the fiscal year ended December 31, 1999, the Executive Committee held one (1) meeting.

     Directors who are employees of the Company do not receive compensation for serving as a Director. Each non-employee Director receives an annual Director's fee of $6,000. In addition, each non-employee Director receives an initial grant of options to purchase 5,000 shares of the Company's Common Stock and 5,000 options on each anniversary date of service as a Director. All options to be issued to non-employee Directors will be exercisable at the fair market value for the Company's Common Stock on the date of grant. No additional fee or compensation was paid during fiscal year 1999 to any Director for serving in such capacity or for attending any meetings.


                EXECUTIVE COMPENSATION AND RELATED MATTERS

Summary Compensation

     The following provides certain information concerning all Plan and Non-Plan (as defined in Item 402 (a)(ii) of Regulation S-B) compensation awarded to, earned by, paid or accrued by the Company during the years ended December 31, 1999, 1998 and 1997, to the Chief Executive Officer and each of the named Executive Officers of the Company.

                         SUMMARY COMPENSATION TABLE


                                                                        Long Term Compensation
                                  Annual Compensation                          Awards
                           ------------------------------------     -----------------------------
                                                                                No. of Securities
                                                                    Restricted     Underlying
Name and Principal                                    Other Annual     Stock      Options/SARs
Position                    Year    Salary    Bonus       Comp.       Award(s)      Granted
-----------------------     ----   -------   -------   -----------    ---------- ----------------
Bruce A. Wilson(1)          1999   $150,000   $     -   $16,566(2)    $ 1,500(3)          -
President, Chief Executive  1998   $150,000   $     -   $17,676(2)    $ 2,750(3)          -
Chief Operating and         1997   $150,000   $     -   $23,526(2)    $14,500(3)          -
Chief Financial Officer

Ricky Williams(4)           1999   $ 90,000   $     -   $ 9,805(5)    $     -             -
Vice President of           1998   $ 90,000   $     -   $ 9,738(5)    $     -             -
Operations                  1997   $ 90,000   $     -   $ 9,670(5)    $     -             -

M. Scott Foster             1999   $100,000   $15,626   $24,825(6)    $     -             -
Vice President of Sales     1998   $100,000   $     -   $24,825(6)    $     -             -
                            1997   $100,000   $     -   $24,825(6)    $     -             -
-----------------------

(1) Mr. Wilson served in such capacity through his resignation effective December 31, 1999.

(2) Includes: (i) for 1999, an automobile allowance of $12,000, the payment of premiums on a term life and disability insurance policy of $4,566 and the payment of taxes on 4,000 shares of restricted Common Stock which vested on December 31, 1999 of $1,500 ; (ii) for 1998, an automobile allowance of $12,000, the payment of premiums on a term life insurance policy of $4,026 and the payment of taxes on 4,000 shares of restricted Common Stock which vested on December 31, 1998 of $1,650; and (iii) for 1997, an automobile allowance of $12,000, the payment of premiums on a term life insurance policy of $2,826 and the payment of taxes on 4,000 shares of restricted Common Stock which vested on December 31, 1997 of $8,700.

(3) In April, 1991, Mr. Wilson was granted 60,000 restricted shares vesting at the rate of 4,000 shares per year on December 31 of each year, over a 15 year period subject to certain accelerations. As of December 31, 1999, an aggregate of 36,000 shares have vested. The remaining 24,000 restricted shares became forfeited effective upon Mr. Wilson's resignation. Amounts reported under this column represent the fair market value, without giving effect to the diminution in value attributable to the restriction of such stock, of 4,000 shares of the Company's Common Stock which have vested each year, as valued on December 31 of each year. See "Other Annual Compensation", with respect to the cash payment for taxes attributable to these shares. As of December 31, 1999, the aggregate restricted stock holdings of Mr. Wilson consisted of 28,000 shares valued at $17,500, the market value of these shares as of December 31, 1999, without giving effect to the diminution in value attributable to the restriction of such stock.

(4)	Mr. Williams resigned his position as Vice President Operations effective
    August 10, 2000.

(5) Includes: (i) for 1999, an automobile allowance of $9,000 and the payment of premiums on a term life insurance policy of $805; (ii) for 1998, an automobile allowance of $9,000 and the payment of premiums on a term life insurance policy of $738; and (iii) for 1997, an automobile allowance of $9,000 and the payment of premiums on a term life insurance policy of $670.

(6) Mr. Foster has served as Vice President of Sales since 1993. The information set forth above includes: (i) for 1999, an expense allowance of $24,000, the payment of a bonus based on sales of $15,626 and the payment of premiums on a term life insurance policy of $825; (ii) for 1998, an expense allowance of $24,000 and the payment of premiums on a term life insurance policy of $825; and (iii) for 1997, an expense allowance of $24,000 and the payment of premiums on a term life insurance policy of $825.


                          STOCK OPTIONS/SAR GRANTS

     No stock option grants or Stock Appreciation Rights ("SARs") were made during the year ended December 31, 1999 to any of the named Executive Officers of the Company.


            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                   AND FISCAL YEAR END OPTION/SAR VALUES

     The following table contains information with respect to the named executive Officers concerning options held as of the year ended December 31, 1999.


                                                Number of Securities
                                               Underlying Unexercised   Value of Unexercised In-
                                                Options/SARs as of      the-Money Options/SARs
                      Shares                     December 31, 1999       at December 31, 1999(1)
                    Acquired on    Value    --------------------------  -----------------------
    Name            Exercise(#)   Realized  Exercisable/Unexercisable   Exercisable/Unxercisable
------------------  -----------   --------  --------------------------- -------------------------
Bruce A. Wilson         -         $    -     102,500(2)/      -          $      - /        -
Ricky Williams          -         $    -      55,000   /      -          $      - /        -
M. Scott Foster         -         $    -     102,500(2)/      -          $      - /        -
------------------

(1)	Based upon the average closing bid and asked prices of the Company's
    Common Stock on December 31, 1999 ($.625 per share), less the exercise price for the aggregate number of shares subject to the options, none of the Options/SARs are in-the-money.

(2) These options expired on December 31, 1999 without being exercised.



Employment Agreements

     Effective December 31, 1999, the employment agreement between Mr. Bruce
A. Wilson and the Company entered into in 1995 expired according to its terms. Mr. Wilson had been employed as the Company's President, Chief Executive, Chief Operating and Chief Financial Officer. At the expiration of the term of his employment agreement, and after 12 years of service with the Company, Mr. Wilson withdrew from active day to day operations of the Company, though he continues to serve as a member of the Company's Board of Directors. Upon the expiration of his employment agreement, Mr. Wilson was granted a severance package consisting of $30,000 in severance compensation paid in six monthly installments, a $15,000 payment for reasonable executive search fees, and the continuation of existing health and life insurance through June 30, 2000.

     On September 8, 1997, the Company extended and modified the Employment Agreement of Mr. Ricky Williams, Vice President of Operations. Mr. Williams' Employment Agreement was extended through December 31, 2000. During the extended term, Mr. Williams' base salary of $90,000 is increased by $5,000 in each year of the extended term provided that the Company has achieved a net pre-tax profit for the immediately preceding year. Mr. Williams is entitled to elect to receive up to 10% of each year's base salary in January in each year, with the remainder being paid to him over the course of the year pursuant to the Company's regular payroll policies. During the continuation of his employment, Mr. Williams is to receive an automobile allowance of $750 per month and is to be provided with life insurance in the amount of $250,000. In connection with his original Employment Agreement, Mr. Williams was granted options to purchase 30,000 shares of the Company's Common Stock at an exercise price of $4.75 per share. All of such options are vested and are exercisable through December 31, 2000. On November 4, 1993, Mr. Williams was granted options to purchase 30,000 shares of the Company's Common Stock at an exercise price of $6.625 per share, exercisable through December 31, 2000, and vesting in equal increments on December 31st of each year of the term of his Agreement, as extended, commencing December 31, 1994. Mr. Williams resigned his position as Vice President Operations effective August 10, 2000.

1999 Incentive Compensation Plan

     The Company's 1999 Incentive Compensation Plan (sometimes referred to as the "Plan" or the "1999 Incentive Plan"), as adopted by the shareholders of the Company at the Company's 1999 Annual Meeting of Shareholders, provides for the issuance of up to 400,000 shares of the Company's Common Stock in connection with the issuance of stock options and other stock purchase rights to executive officers, key employees, consultants and directors of the Company. The Plan is administered by the Stock Option Committee of the Board of Directors (the "Committee").

     The 1999 Incentive Plan provides several types of awards: stock options, stock appreciation rights (including limited stock appreciation rights), restricted stock, restricted stock units, bonus stock and awards in lieu of obligations, dividend equivalents, annual incentive and performance awards, and other stock-based awards. During the year ended December 31, 1999, the only awards granted under the Plan were stock options. For a more detailed description of the Plan, see the Company's proxy statement dated June 8, 1999 relating to the Company's 1999 Annual Meeting of Shareholders.

     It is the intent of the Company that the grant of any awards to or other transaction by a holder who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such holder). Accordingly, if any provision of the 1999 Incentive Plan or any award agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such holder shall avoid liability under
Section 16(b).

    No award or other right or interest granted under the 1999 Incentive Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of the holder thereof to any party (other than the Company or a subsidiary), or assigned or transferred by such holder otherwise than by will or the laws of descent and distribution or to a beneficiary upon the death of a holder, and such awards or rights that may be exercisable shall be exercised during the lifetime of the holder only by the holder or his or her guardian or legal representative, except that awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more beneficiaries or other transferees during the lifetime of the holder, and may be exercised by such transferees, in accordance with the terms of such award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an award agreement (subject to any terms and conditions which the Committee may impose thereon). A beneficiary, transferee, or other person claiming any rights under the 1999 Incentive Plan from or through any holder shall be subject to all terms and conditions of the 1999 Incentive Plan and any award agreement applicable to such holder, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

     Automatic Option Grants to Non-Employee Directors. The 1999 Incentive Plan provides for the automatic grant of options to non-employee directors on the last trading day of July of each year. The Plan provides that each non-employee director will automatically be granted an option to purchase 5,000 shares of the Company's Common Stock each year. The exercise price for options granted shall be 100% of the fair market value of the Common Stock on the date of grant. The term of each option is ten (10) years from the date of grant, or three months following the date that a participant ceases to serve as a director, and each option vests in three annual increments
commencing one year after the date of grant.   Pursuant to this automatic
grant provision, options for an aggregate of 25,000 shares were granted on July 31, 1999 to five directors, each at an exercise price of $.625 per share.

     Employee 401(k) Plan

     The Company established a 401(k) Profit Sharing Plan and Trust through the adoption of the Dun & Bradstreet Pension Services, Inc. Non-Standardized 401(k) Profit Sharing Plan and Trust (the "Plan"). The Plan is effective January 1, 1996 and covers all employees of the Company. Each present employee or new hire is eligible to participate in the Plan after one year of service. Each eligible employee may elect to voluntarily contribute out of his or her compensation amount ranging from 1% to 15% of compensation. The Company, though not required, may elect to make a matching contribution equal to a discretionary percentage, to be determined by the Company, of the employees' salary contributions. Vesting of a participant's interest in the Plan is in accordance with a schedule of vesting ranging from 20% after two years of service to 100% after six years of service.

     Certain Relationships & Related Transactions

     Mr. Gregory C. McPherson serves as the Company's Interim President, his principal employment is Executive Vice President of InterGroup, an affiliate of the Company.

     For information concerning the issuance of 60,000 restricted shares to Mr. Bruce A. Wilson and the reversion to the Company of 24,000 shares, see "Executive Compensation."

     On September 29, 1997, the Company completed a transaction with John Winfield and InterGroup, an affiliate of Mr. Winfield. Pursuant to the transaction, the Company sold 150,000 shares of its Common Stock to Mr. Winfield for an aggregate of $487,500 and sold 150,000 shares of its Common Stock to InterGroup for an aggregate of $487,500. As part of the transaction, Mr. Winfield and InterGroup were each issued warrants to purchase 150,000 shares each of the Company's Common Stock, of which one-third of such warrants are exercisable at $4.00 per share, one-third at $4.25 per share, and one-third at $4.50 per share, subject to adjustment under certain circumstances. The warrants are exercisable commencing September 29, 1997 and may be exercised through September 29, 2002. Mr. Winfield and InterGroup were each accorded certain demand and piggyback registration rights. In connection with the transaction, Mr. Winfield was elected a Class 3 Director and the Company agreed to use its best efforts to cause Mr. Winfield to be elected as a Director through September 29, 2000. As of August 5, 1998, Mr. Winfield has served as the Chairman of the Board of Directors of the Company.

     On March 16, 1999, the Company completed a rights offering which commenced on February 22, 1999. Mr. Winfield, InterGroup and Santa Fe (a subsidiary of InterGroup) agreed to exercise all of their respective basic rights in the rights offering. In exchange for this commitment, the Company issued to Mr. Winfield, InterGroup and Santa Fe additional warrants to purchase an aggregate of 250,000 shares of Common Stock at an exercise price of $1.1875 per share, distributed pro rata according to their ownership percentage before the rights offering, as follows: 90,399 to Mr. Winfield, 148,652 to InterGroup and 10,949 to Santa Fe. The warrants are exercisable commencing February 22, 1999 and may be exercised through February 22, 2004. Mr. Winfield, InterGroup and Santa Fe were each accorded certain demand and piggyback registration rights. The Company did not offer warrants to any other stockholders in connection with the rights offering.

                            FINANCIAL INFORMATION

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT THE ACCOMPANYING EXHIBITS TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST THEREFOR SENT TO MICHAEL G. ZYBALA, SECRETARY, HEALTHY PLANET PRODUCTS, INC., 1700 CORPORATE CIRCLE, PETALUMA, CALIFORNIA 94954. Each such request must set forth a good faith representation that as of October 6, 2000 the person making the request was the beneficial owner of Common Stock or shares of Series D Preferred Stock entitled to vote at the 2000 Annual Meeting of Stockholders.

                            OTHER BUSINESS

     As of the date of this Proxy Statement, the foregoing is the only business which the Board of Directors intends to present, and it is not aware of any other matters which may come before the Annual Meeting. If any other matter or matters are properly brought before the Annual Meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the Proxy on such matters in accordance with their judgment.

                 STOCKHOLDER PROPOSALS FOR 2001 MEETING

     Proposals of Stockholders intended to be presented at the Company's 2001 Annual Meeting of Stockholders must be received by the Company on or prior to June 14, 2001 to be eligible for inclusion in the Company's proxy statement and form of proxy to be used in connection with the 2001 Annual Meeting of Stockholders.


                                           By Order of the Board of Directors

                                           /S/ Michael G. Zybala

                                               MICHAEL G. ZYBALA
                                               Secretary
Dated:  October 12, 2000



     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF IT IS MAILED IN THE UNITED STATES OF AMERICA.

                                    APPENDIX A

                                    ----------
                       AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                        OF
                           HEALTHY PLANET PRODUCTS, INC.
                                     CHARTER
                              ADOPTED MARCH 28, 2000


I.     PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

    * Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

    *	Review and appraise the audit efforts of the Corporation's
      independent accountants and internal auditing department.

    * Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV. of this Charter.


II.    COMPOSITION

The Audit Committee shall be comprised of two or more directors as determined by the Board, the majority of which shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. A director will not be considered "independent" if, among other things, he or she has:

    * been employed by the corporation or its affiliates in the current or past three years;

    * accepted any compensation from the corporation or its affiliates in excess of $60,000 during the previous fiscal year (except for board service, retirement plan benefits, or non-discretionary compensation;

    * an immediate family member who is, or has been in the last three years, employed by the corporation or its affiliates as an executive officer;

    * been a partner, controlling shareholder or an executive officer of any for-profit business to which the corporation made, or from which it received, payments (other than those which arise solely from investments in the corporation's securities) that exceed five percent of the organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or

    * been employed as an executive of another entity where any of the company's executives serve on that entity's compensation committee.

All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

The members of the Committee shall be elected by the Board at the annual meeting of the Board of Directors or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.


III. 	MEETINGS

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the director of the internal auditing department and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporations financials consistent with
IV.4. below).

IV. RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review
------------------------

1. Review and update this Charter periodically, at least annually, as conditions dictate.


2. Review the organization's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

3. Review the regular internal reports to management prepared by the internal auditing department and management's response.

4. Review with financial management and the independent accountants the 10-QSB prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

Independent Accountants
-----------------------

5. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

6. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

7. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

Financial Reporting Processes
-----------------------------

8. In consultation with the independent accountants and the internal auditors, review the integrity of the organization's financial reporting processes, both internal and external.

9. Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

10. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditing department.

Process Improvement
-------------------

11. Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

12. Following completion of the annual audit, review separately with management, the independent accountants and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

13. Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

14. Review with the independent accountants, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate of time subsequent to implementation of changes or improvements, as decided by the Committee.)

Ethical and Legal Compliance
----------------------------

15. Review management's monitoring of the corporation's compliance requirements and ensure that management has the proper review system in place to ensure that corporation's financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

16. Review activities, organizational structure, and qualifications of the internal audit department.

17. Review, with the organization's counsel, legal compliance matters any legal matter that could have a significant impact on the organization's financial statements.

18. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

                              FORM OF PROXY


                       HEALTHY PLANET PRODUCTS, INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                 FOR THE ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON NOVEMBER 14, 2000

    The undersigned shareholder(s) of healthy Planet Products, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement and hereby appoints Gregory McPherson and Michael G. Zybala, each with the full authority to act without the other and with the power to appoint his substitute, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as designated on this proxy card, all the shares of Common stock of Healthy Planet Products, Inc. held of record by the undersigned on October 6, 2000 at the Annual Meeting of Shareholders to be held on November 14, 2000 and at any adjournment or adjournments thereof, as indicated on the matters set forth on the reverse side.

            (Continued and to be signed on the reverse side)

                    Please date, sign and mail your
                  Proxy card back as soon as possible!

                    Annual Meeting of Shareholders
                    HEALTHY PLANET PRODUCTS, INC.

                          November 14, 2000


                Please Detach and Mail in the Envelope Provided
-----------------------------------------------------------------------------

A [X] Please mark your votes
      as in this example
                                         WITHHOLD
                       FOR               AUTHORITY
                   all nominees    to vote for all nominees
                  listed at right     listed at right
1. Election of
   Directors           [ ]                 [ ]    Nominees: Michael G. Zybala
                                                            Daniel R. Coleman
Instruction: To withhold authority to vote for any individual nominee or nominees, specify the name of such nominee(s):

________________________________________________

2. In their discretion, upon any other matter or matters as may properly come before the meeting or any adjournment or adjournments thereof.

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY.

   This Proxy, when properly executed, will be voted in accordance with the directions given by the undersigned shareholder. If no direction is made, it will be voted "FOR" Item 1 as described above and in the accompanying Proxy Statement, and as the proxies deem advisable on any other matters as may properly come before the meeting.




________________________  ________________________   Dated:________, 2000
Signature                 Signature

NOTE: (This Proxy should be marked, dated and signed by the shareholder(s) exactly as his or her name appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

                          FORM OF SERIES D PROXY


                       HEALTHY PLANET PRODUCTS, INC.

               Annual Meeting of Shareholders - November 14, 2000


                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

	The undersigned hereby appoints Gregory McPherson and Michael G. Zybala, and either of them, proxy to vote all Series D Preferred Shares of HEALTHY PLANET PRODUCTS, INC. owned by the undersigned at the Annual Meeting of Shareholders of HEALTHY PLANET PRODUCTS, INC. to be held on November 14, 2000 and at any adjournments thereof, hereby revoking any proxy heretofore given. The undersigned instructs such proxies to vote:

I.     ELECTION OF DIRECTORS

            FOR all nominees listed             WITHHOLD AUTHORITY
            below (except as marked             to vote for all nominees
            to the contrary below)              listed below

                  [  ]                              [  ]

(Instruction: To withhold authority for any individual nominee, strike a line through the nominee's name in the list below)

					Michael G. Zybala
				 	Daniel R. Coleman


and to vote upon any other business as may properly come before the meeting or any adjournment thereof, all as described in the Proxy Statement dated October 12, 2000, receipt of which is hereby acknowledged.

(Continued and to be signed on the following page)

     Either of the proxies or the respective substitutes, who shall be present and acting shall have and may exercise all the powers hereby granted.

     Said proxies will use their discretion with respect to any other matters which properly come before the meeting.

                                         Dated:_____________, 2000

Number of Series D
Preferred Shares Owned:									         ________________________________
________ Shares

                                         (Please date and sign exactly as
                                          name appears below.  For joint
                                          accounts, each joint owner should
                                          sign.  Executors, administrators,
                                          trustees, etc., should also so
                                          indicate when signing.)


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS